                                                                    Exhibit 25.3

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM T-1
                                    --------

                            STATEMENT OF ELIGIBILITY
                      UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                  OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) __


                  BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION
               (Exact name of trustee as specified in its charter)

    A National Banking Association                             31-0838515
                                                            (I.R.S. employer
                                                          identification number)

    100 East Broad Street, Columbus, Ohio                      43271-0181
    (Address of principal executive offices)                   (Zip Code)

                          Bank One Trust Company, N.A.
                                1 Bank One Plaza
                             Chicago, Illinois 60670
          Attn: Sandra L. Caruba, First Vice President, (312) 336-9436
            (Name, address and telephone number of agent for service)


                      PUGET SOUND ENERGY CAPITAL TRUST III
               (Exact name of obligor as specified in its charter)

            Delaware                                        To Be Applied For
 (State or other jurisdiction of                            (I.R.S. employer
  incorporation or organization)                         identification number)


        411 - 108/th/ Avenue, N.E.
           Bellevue, Washington                               98004-5515
(Address of principal executive offices)                      (Zip Code)

                           Trust Preferred Securities
                         (Title of Indenture Securities)

Item 1.   General Information.  Furnish the following
          -------------------
          information as to the trustee:

          (a)   Name and address of each examining or
          supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.;
          Federal Deposit Insurance Corporation,
          Washington, D.C.; The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)   Whether it is authorized to exercise
          corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2.   Affiliations With the Obligor. If the obligor
          -----------------------------
          is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16.  List of exhibits. List below all exhibits filed as a
          ----------------
          part of this Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificate of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by
              Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.


     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Bank One Trust Company, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 12th day of February, 2002.

              Bank One Trust Company, National Association,
              Trustee

              By  /s/ Sandra L. Caruba
                  --------------------
                  Sandra L. Caruba
                  First Vice President

*Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 16 of the Form T-1 of Bank One Trust Company, National Association, filed as Exhibit 25 to the Registration Statement on Form S-4 of U S WEST Communications, Inc., filed with the Securities and Exchange Commission on March 24, 2000 (Registration No. 333-32124).

                                    EXHIBIT 6



                       THE CONSENT OF THE TRUSTEE REQUIRED
                          BY SECTION 321(b) OF THE ACT


                                                               February 12, 2000



Securities and Exchange Commission
Washington, D.C.  20549

Ladies and Gentlemen:

In connection with the qualification of a trust agreement between Puget Sound Energy Capital Trust III and Bank One Trust Company, National Association, as Trustee, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                    Very truly yours,

                                    Bank One Trust Company, National Association

                                    By:  /s/ Sandra L. Caruba
                                        -----------------------------
                                             Sandra L. Caruba
                                             First Vice President

                                    EXHIBIT 7

Legal Title of Bank:  Bank One Trust Company, N.A.   Call Date: 12/31/01   State #: 391581  FFIEC 041
Address:              100 Broad Street               Vendor ID: D          Cert #: 21377    Page RC-1
City, State Zip:      Columbus, OH 43271             Transit #: 04400003

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for December 31, 2001

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC--Balance Sheet

                                                                                                 Dollar Amounts in thousands  C300
                                                                                                                             -----
                                                                                                     RCON   BIL MIL THOU
                                                                                                     ----   ------------
ASSETS

1.  Cash and balances due from depository institutions (from Schedule RC-A):                         RCON
                                                                                                     ----
    a. Noninterest-bearing balances and currency and coin(1) ..................................      0081     285,199        1.a
    b. Interest-bearing balances(2) ...........................................................      0071           0        1.b
2.  Securities
    a. Held-to-maturity securities(from Schedule RC-B, column A) ..............................      1754           0        2.a
    b. Available-for-sale securities (from Schedule RC-B, column D) ...........................      1773         336        2.b
3.  Federal funds sold and securities purchased under agreements to resell ....................      1350   1,466,628        3.
4.  Loans and lease financing receivables: (from Schedule RC-C):                                     RCON
                                                                                                     ----
    a. Loans and leases held for sale .........................................................      5369           0        4.a
    b. Loans and leases, net of unearned income ...............................................      B528     195,551        4.b
    c. LESS: Allowance for loan and lease losses ..............................................      3123         292        4.c
    d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c) ............      B529     195,259        4.d
5.  Trading assets (from Schedule RC-D) .......................................................      3545           0        5.
6.  Premises and fixed assets (including capitalized leases) ..................................      2145      13,065        6.
7.  Other real estate owned (from Schedule RC-M) ..............................................      2150           0        7.
8.  Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M) ..      2130           0        8.
9.  Customers' liability to this bank on acceptances outstanding ..............................      2155           0        9.
10. Intangible assets
    a. Goodwill ...............................................................................      3163           0        10.a
    b. Other intangible assets (from Schedule RC-M) ...........................................      0426       9,224        10.b
11. Other assets (from Schedule RC-F) .........................................................      2160     250,027        11.
12. Total assets (sum of items 1 through 11) ..................................................      2170   2,219,738        12.


(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held for trading.

Legal Title of Bank:      Bank One Trust Company, N.A.     Call Date:  12/31/01      State #: 391581   FFIEC 041
Address:                  100 East Broad Street            Vendor ID:  D             Cert #"  21377    Page RC-2
City, State  Zip:         Columbus, OH 43271               Transit #:  04400003

Schedule RC-Continued

                                                                                          Dollar Amounts in
                                                                                              Thousands
                                                                                              ---------
LIABILITIES
13. Deposits:
    a. In domestic offices (sum of totals of columns A and C                            RCON
                                                                                        ----
       from Schedule RC-E) ..................................................           2200      1,957,028     13.a
       (1) Noninterest-bearing(1) ...........................................           6631      1,378,041     13.a1
       (2) Interest-bearing .................................................           6636        587,987     13.a2
    b. Not applicable
14. Federal funds purchased and securities sold under agreements
    to repurchase                                                                  RCFD 2800              0     14.
15. Trading Liabilities(from Schedule RC-D) .................................      RCFD 3548              0     15.
16. Other borrowed money (includes mortgage indebtedness and
    obligations under capitalized leases) (from Schedule RC-M) ..............           3190              0     16.
17. Not applicable
18. Bank's liability on acceptances executed and outstanding ................           2920              0     18.
19. Subordinated notes and debentures (2) ...................................           3200              0     19.
20. Other liabilities (from Schedule RC-G) ..................................           2930         72,264     20.
21. Total liabilities (sum of items 13 through 20) ..........................           2948      2,029,292     21.
22. Minority interest in consolidated subsidiaries ..........................           3000              0     22.
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus ...........................           3838              0     23.
24. Common stock ............................................................           3230            800     24.
25. Surplus (exclude all surplus related to preferred stock) ................           3839         45,157     25.
26. a. Retained earnings ....................................................           3632        144,485     26.a
    b. Accumulated other comprehensive income (3) ...........................           B530              4     26.b
27. Other equity capital components (4) .....................................           A130              0     27.
28. Total equity capital (sum of items 23 through 27) .......................           3210        190,446     28.
29. Total liabilities, minority interest, and equity capital (sum of items
    21, 22, and 28) .........................................................           3300      2,219,738     29.

Memorandum
To be reported only with the March Report of Condition.
1.   Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed
     for the bank by independent external auditors as of any date                               N/A                     Number
     during 2000 ............................................................      RCFD 6724               M.1.
1 =  Independent audit of the bank conducted in accordance with generally          4. = Directors' examination of the bank performed
     accepted auditing standards by a certified public accounting                       by other external auditors (may be required
     firm which submits a report on the bank                                            by state chartering authority)
2 =  Independent audit of the bank's parent holding company conducted in           5  = Review of the bank's financial statements by
     accordance with generally accepted auditing standards by a certified               external auditors
     public accounting firm which submits a report on the                          6  = Compilation of the bank's financial
     consolidated holding company (but not on the bank separately)                      statements by external auditors
3 =  Directors' examination of the bank conducted in accordance with               7  = Other audit procedures (excluding tax
     generally accepted auditing standards by a certified public accounting             preparation work)
     firm (may be required by state chartering authority)                          8  = No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Includes limited-life preferred stock and related surplus.
(3) Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, and minimum pension liability adjustments.
(4) Includes treasury stock and unearned Employee Stock Ownership Plan shares.